Exhibit 24.1
POWER OF ATTORNEY
WHEREAS, Associated Materials, LLC, a Delaware limited liability corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 29, 2007; and
WHEREAS, the undersigned is a Director;
NOW, THEREFORE, the undersigned hereby constitutes and appoints Cynthia L. Sobe as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director, to execute and file such Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 14th day of March, 2008.

By:	/s/ Kevin M. Hayes

Kevin M. Hayes
Director

By:	/s/ Ira D. Kleinman

Ira D. Kleinman
Director

By:	/s/ Thomas Sullivan

Thomas Sullivan
Director

By:	/s/ Dana R. Snyder

Dana R. Snyder
Director

By:	/s/ Kevin C. Nickelberry

Kevin C. Nickelberry
Director

By:	/s/ Dennis W. Vollmershausen

Dennis W. Vollmershausen
Director